NAME OF REGISTRANT
Franklin Fund Allocator Series
File No. 811-07851

EXHIBIT ITEM No. 77D (g): Policies with respect to security investments

From Prospectus Supplement FAS2 P1 06/16:

SUPPLEMENT DATED JUNE 15, 2016
TO THE PROSPECTUS DATED MAY 1, 2016
 OF
FRANKLIN COREFOLIO ALLOCATION FUND
(a series of Franklin Fund Allocator Series)
On May 17, 2016, the Board of Trustees of Franklin Fund Allocator Series approved a replacement of one of the underlying funds of the Franklin Corefolio Allocation Fund (the "Fund"). The Fund currently invests approximately 25% of its assets in the Franklin Flex Cap Growth Fund (the "Flex Cap Fund"), which is proposed to be reorganized into the Franklin Growth Opportunities Fund
(the "Growth Opportunities Fund") on or about August 26, 2016
(the "Reorganization"), provided that shareholders of the Flex
Cap Fund approve the Reorganization. If the Reorganization is approved, the Fund will begin investing new investments in the Growth Opportunities Fund on or about August 19, 2016, or at such other time when the Flex Cap Fund becomes closed to new investments. It is expected that, at the time of the Reorganization, the Fund's assets invested in the Flex Cap
Fund will be reorganized into the Growth Opportunities
Fund and, at that time, the Fund's allocation to the Flex Cap
Fund will be terminated. The Flex Cap Fund and Growth Opportunities Fund have identical investment goals, and generally similar investment strategies and principal
investment risks.  Accordingly, the investment allocation
change is not anticipated to have a material impact on the
Fund's portfolio.
Effective June 15, 2016, the prospectus is amended as follows:
I.	The first sentence in the Fund's "Fund Summary -
Principal Investment Strategies" section on page 11 is
replaced with the following:
The Fund is a "fund to funds" meaning that it seeks to achieve its investment goal by currently investing its assets in a combination of the Franklin Flex Cap Growth Fund (25%),
Franklin Growth Fund (25%), Mutual Shares Fund (25%) and
Templeton Growth Fund (25%) (underlying funds).
If a reorganization of the Franklin Flex Cap Growth Fund
into the Franklin Growth Opportunities Fund is approved by
the Franklin Flex Cap Growth Fund's shareholders, effective
on the date of the reorganization, which is expected to occur on or around August 26, 2016 (or, with respect to new investments, when the Franklin Flex Cap Growth Fund is closed to all investments prior to the reorganization), the Fund will seek to achieve its investment goal by investing its assets in a combination of the Franklin Growth Opportunities Fund (25%), Franklin Growth Fund (25%), Mutual Shares Fund (25%) and Templeton Growth Fund
(25%) (underlying funds).
II.	The third paragraph in the Fund's "Fund Details -
Principal Investment Policies and Practices" section on
page 18 is replaced with the following:
The Corefolio Allocation Fund currently makes equal
allocations (approximately 25%) of its assets to the
following four underlying funds:
..	Franklin Flex Cap Growth Fund
..	Franklin Growth Fund
..	Franklin Mutual Shares Fund
..	Templeton Growth Fund
If a reorganization of the Franklin Flex Cap Growth
Fund into the Franklin Growth Opportunities Fund is
approved by the Franklin Flex Cap Growth Fund's
shareholders, effective on the date of the reorganization,
which is expected to occur on or around August 26, 2016
(or, with respect to new investments, when the Franklin
Flex Cap Growth Fund is closed to all investments prior
to the reorganization), the Corefolio Allocation Fund
will make equal allocations (approximately 25%) of its
assets to the following four underlying funds:
..	Franklin Growth Fund
..	Franklin Growth Opportunities Fund
..	Franklin Mutual Shares Fund
..	Templeton Growth Fund
III.	The following is added to the end of the
"Fund Details - Information about the Underlying
Franklin Templeton Funds" section on page 19:
Franklin Growth Opportunities Fund The Fund seeks capital appreciation.
Under normal market conditions, the Fund invests predominantly in equity securities of companies demonstrating accelerating growth, increasing profitability, or above-average growth or growth potential as compared with the overall economy. The Fund normally invests predominantly in equity securities, primarily to predominantly common stock.



From SAI Supplement FAS2 SA1 06/16:

SUPPLEMENT DATED JUNE 15, 2016
TO THE STATEMENT OF ADDITIONAL INFORMATION
DATED MAY 1, 2016
OF
FRANKLIN COREFOLIO ALLOCATION FUND
(a series of Franklin Fund Allocator Series)
On May 17, 2016, the Board of Trustees of Franklin Fund Allocator Series approved a replacement of one of the underlying funds of the Franklin Corefolio Allocation Fund
(the "Fund").  The Fund currently invests approximately 25%
of its assets in the Franklin Flex Cap Growth Fund
(the "Flex Cap Fund"), which is proposed to be reorganized
into the Franklin Growth Opportunities Fund
(the "Growth Opportunities Fund") on or about August 26, 2016 (the "Reorganization"), provided that shareholders of the
Flex Cap Fund approve the Reorganization. If the Reorganization is approved, the Fund will begin investing new investments in the Growth Opportunities Fund on or about August 19, 2016, or at such other time when the Flex Cap Fund becomes closed to new investments. It is expected that, at the time of the Reorganization, the Fund's assets invested in the Flex Cap
Fund will be reorganized into the Growth Opportunities Fund
and, at that time, the Fund's allocation to the Flex Cap Fund will be terminated. The Flex Cap Fund and Growth Opportunities Fund have identical investment goals, and generally similar investment strategies and principal investment risks. Accordingly, the investment allocation change is not anticipated to have a material impact on the Fund's portfolio.
I.	The first sentence in the sixth paragraph of the
Fund's "Goals, Strategies and Risks - Glossary of Investments, Techniques, Strategies and Their Risks" section on page 3 is replaced with the following:
The Fund invests in Class R6 shares of Franklin Flex Cap Growth Fund, Franklin Growth Opportunities Fund, Franklin Growth Fund, Franklin Income Fund, Templeton Growth Fund and Franklin Mutual Shares Fund to the extent that the Fund invests in such underlying funds.